Exhibit 99.1
Autodesk Reports Third Quarter Fiscal 2009 Financial Results

TO BUSINESS EDITOR:
SAN RAFAEL, Calif., Nov. 20 /PRNewswire-FirstCall/ -- Autodesk, Inc. (Nasdaq: ADSK) today reported revenue of $607 million for the third quarter of fiscal 2009, an increase of 13 percent over the third quarter of fiscal 2008. GAAP diluted earnings per share in the third quarter increased 29 percent to $0.45, compared to $0.35 per diluted share in the third quarter last year. Non-GAAP diluted earnings per share in the third quarter increased 14 percent to $0.56, compared to $0.49 per diluted share in the third quarter last year. A reconciliation between GAAP and non-GAAP results is provided at the end of this press release.

"The sharp downturn in the global economy had a substantial impact on our results for the quarter," said Carl Bass, Autodesk president and CEO. "Our business in the United States slowed as a result of the economic climate. In addition, we started to experience headwinds in some of our international markets.

"While we realize that there is no quick or easy response to the current economic environment, we are focused on serving our customers and helping our channel partners in these challenging times. We are taking actions to stimulate demand and are making appropriate adjustments to our cost structure. In the process we intend to balance these cost reductions with investing in our future. Investment focus areas continue to be increasing channel capacity and developing technology that will help Autodesk better serve our customers."

Operational Highlights
Autodesk's performance in the third quarter of fiscal 2009 was driven by continued growth of maintenance revenue, model-based 3D design solutions, and revenue generated in emerging economies.

Combined revenue from our model-based 3D design solutions, including Inventor, Revit, Civil 3D, Moldflow, NavisWorks, and Robobat, increased 26 percent over the third quarter of fiscal 2008 to $163 million and comprised 27 percent of total revenue for the quarter. Excluding $12 million from Moldflow, which was acquired earlier this year, revenue from model-based 3D design solutions grew 16 percent to $151 million. Autodesk shipped approximately 41,000 commercial seats of its model-based 3D design products, including approximately 9,000 commercial seats of Inventor and Moldflow and 32,000 seats of its Architecture Engineering and Construction products - Revit, Civil 3D, NavisWorks, and Robobat.

Revenue from AutoCAD and AutoCAD LT increased 10 percent and 12 percent, respectively, compared to the third quarter of 2008. Revenue from 2D vertical products decreased 6 percent compared to the third quarter of fiscal 2008.

Revenue from emerging economies increased 25 percent over the third quarter of fiscal 2008 to $114 million and represented 19 percent of total revenue. EMEA revenue was $258 million, an increase of 27 percent as reported over the third quarter of fiscal 2008, and 20 percent at constant currency. Revenue in Asia Pacific was $133 million, an increase of 12 percent as reported year-over-year, and 9 percent at constant currency. Revenue in the Americas decreased 1 percent to $216 million compared to the third quarter of fiscal 2008.

Upgrade revenue and maintenance revenue combined increased 22 percent over the third quarter of fiscal 2008 to $227 million. Total upgrade revenue decreased 4 percent compared to the third quarter of fiscal 2008. Maintenance revenue increased 31 percent compared to the third quarter of fiscal 2008 to $186 million, or 31 percent of total revenue. Deferred maintenance revenue decreased $55 million sequentially and increased $67 million compared to the third quarter of fiscal 2008.

Net income and earnings per share benefited from lower operating expenses than originally expected, which resulted from an accrual adjustment for annual performance-based incentive plans, a hiring freeze, and lower discretionary spending.

Business Outlook

The following statements are forward-looking statements which are based on current expectations and which involve risks and uncertainties some of which are set forth below. Given the uncertainty of the current markets, Autodesk is not providing guidance for fiscal 2010 at this time.

Fourth Quarter Fiscal 2009

Net revenue for the fourth quarter of fiscal 2009 is expected to be in the range of $525 million and $550 million. GAAP earnings per diluted share are expected to be in the range of $0.13 and $0.19. Non-GAAP earnings per diluted share are expected to be in the range of $0.28 and $0.34 and exclude $0.07 related to stock-based compensation expense and $0.08 for the amortization of acquisition related intangibles.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties, including statements in the paragraphs under "Business Outlook" above, statements regarding anticipated market trends and other statements regarding our expected investments, strategies, performance and results. Other factors that could cause actual results to differ materially include the following: general market and business conditions, our performance in particular geographies, including emerging economies, the financial and business condition of our reseller and distribution channels, fluctuation in foreign currency exchange rates, failure to achieve planned cost reductions and productivity increases, difficulties encountered in integrating new or acquired businesses and technologies, the inability to identify and realize the anticipated benefits of acquisitions, unexpected fluctuations in our tax rate, the timing and degree of expected investments in growth opportunities, slowing momentum in maintenance revenues, failure to achieve sufficient sell-through in our channels for new or existing products, pricing pressure, failure to achieve continued migration from 2D products to 3D products, changes in the timing of product releases and retirements, failure of key new applications to achieve anticipated levels of customer acceptance, failure to achieve continued success in technology advancements, interruptions or terminations in the business of Autodesk consultants, and unanticipated impact of accounting for technology acquisitions.

Further information on potential factors that could affect the financial results of Autodesk are included in Autodesk reports on Form 10-K for the year ended January 31, 2008 and our Forms 10-Q for the quarters ended April 30, 2008 and July 31, 2008, which are on file with the Securities and Exchange Commission. Autodesk does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

Earnings Conference Call and Webcast

Autodesk will host its third quarter conference call today at 5:00 p.m. EST. The live announcement may be accessed at http://www.autodesk.com/investors or by dialing 866-510-0710 or 617-597-5378 (passcode: 46764406). An audio webcast or podcast of the call will be available at 7:00 pm EST at http://www.autodesk.com/investors. This replay will be maintained on our website for at least twelve months. An audio replay will also be available for one month beginning at 7:00 pm EST by dialing 888-286-8010 or 617-801-6888 (passcode: 73660289).

About Autodesk

Autodesk, Inc. is the world leader in 2D and 3D design software for the manufacturing, building and construction, and media and entertainment markets. Since its introduction of AutoCAD software in 1982, Autodesk has developed the broadest portfolio of state-of-the-art digital prototyping solutions to help customers experience their ideas before they are real. Fortune 1000 companies rely on Autodesk for the tools to visualize, simulate and analyze real-world performance early in the design process to save time and money, enhance quality and foster innovation. For additional information about Autodesk, visit http://www.autodesk.com.

Note: AutoCAD, AutoCAD LT, Autodesk, Civil 3D, Inventor, Revit, NavisWorks, Moldflow and Robobat are either registered trademarks or trademarks of Autodesk, Inc. and/or its affiliates in the US and/or other countries. All other brand names, product names or trademarks belong to their respective holders.

Autodesk, Inc.
Consolidated Statements of Income
(In millions, except per share data)

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)
Net revenue:
License and other	$421.0	$395.8	$1,293.4	$1,172.6

Maintenance	186.1	142.6	532.0	400.2

Total net revenue	607.1	538.4	1,825.4	1,572.8

Cost of license and other revenue	50.3	49.7	163.5	149.8

Cost of maintenance revenue	2.4	1.9	6.5	6.3

Total cost of revenue	52.7	51.6	170.0	156.1

Gross margin	554.4	486.8	1,655.4	1,416.7

Operating Expenses:

Marketing and sales	225.5	208.9	678.2	600.1

Research and development	135.2	123.2	432.1	352.9

General and administrative	54.1	49.1	166.8	142.2

Total operating expenses	414.8	381.2	1,277.1	1,095.2

Income from operations	139.6	105.6	378.3	321.5

Interest and other income, net	(3.4)	4.4	9.9	17.6

Income before income taxes	136.2	110.0	388.2	339.1

Provision for income taxes	(31.7)	(25.2)	(99.2)	(79.4)

Net income	$104.5	$84.8	$289.0	$259.7

Basic net income per share	$0.46	$0.37	$1.28	$1.13

Diluted net income per share	$0.45	$0.35	$1.25	$1.07

Shares used in computing basic
net income per share	225.3	229.4	225.2	230.3

Shares used in computing diluted
net income per share	230.4	239.9	231.2	242.5

Autodesk, Inc.
Condensed Consolidated Balance Sheets
(In millions)

	October 31,	January 31,
	2008	2008
	(Unaudited)

ASSETS:

Current assets:
Cash and cash equivalents	$796.4	$917.9
Marketable securities	136.8	31.4
Accounts receivable, net	291.4	386.5
Deferred income taxes	34.6	98.1
Prepaid expenses and other current assets	51.2	47.9
Total current assets	1,310.4	1,481.8

Marketable securities	8.3	8.4
Computer equipment, software, furniture and leasehold improvements, net	116.6	80.2
Purchased technologies, net	107.7	64.4
Goodwill	632.3	443.4
Deferred income taxes, net	86.2	54.6
Other assets	112.2	79.4
	$2,373.7	$2,212.2

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable	$76.0	$79.3
Accrued compensation	112.2	146.2
Accrued income taxes	20.4	14.4
Deferred revenue	387.5	400.7
Borrowings under line of credit	3.9	-
Other accrued liabilities	64.3	89.7
Total current liabilities	664.3	730.3

Deferred revenue	111.9	105.4
Long term income taxes payable	112.5	86.5
Long term deferred income taxes	27.7	3.3
Other liabilities	57.2	56.2

Commitments and contingencies

Stockholders' equity:
Preferred stock	-	-
Common stock and additional paid-in capital	1,059.2	998.3
Accumulated other comprehensive income	(6.0)	13.8
Retained earnings	346.9	218.4
Total stockholders' equity	1,400.1	1,230.5
	$2,373.7	$2,212.2

Autodesk, Inc.
Condensed Consolidated Statements of Cash Flows
(In millions)

	Nine Months Ended
	October 31,
	2008	2007
	(Unaudited)

Operating Activities
Net income	$289.0	$259.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	64.5	44.1
Stock-based compensation expense	70.9	73.1
Charge for acquired in-process research and development	18.0	3.6
Changes in operating assets and liabilities, net of business combinations	65.1	109.0
Net cash provided by operating activities	507.5	489.5

Investing Activities
Purchases of marketable securities	(111.2)	(727.9)
Sales of marketable securities	5.2	795.5
Business combinations, net of cash acquired	(297.3)	(66.0)
Capital and other expenditures	(59.1)	(29.1)
Net cash provided by (used in) investing activities	(462.4)	(27.5)

Financing activities
Draws on line of credit	800.0	-
Repayments of line of credit	(796.0)	-
Proceeds from issuance of common stock, net of issuance costs	89.1	160.7
Repurchases of common stock	(256.6)	(463.5)
Net cash used in financing activities	(163.5)	(302.8)

Effect of exchange rate changes on cash and cash equivalents	(3.1)	3.2

Net increase in cash and cash equivalents	(121.5)	162.4
Cash and cash equivalents at beginning of fiscal year	917.9	665.9
Cash and cash equivalents at end of period	$796.4	$828.3

Autodesk, Inc.
Reconciliation of GAAP financial measures to non-GAAP financial measures
(In millions, except per share data)

To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

The following table shows Autodesk's non-GAAP results reconciled to GAAP results included in this release.

	Three Months Ended		Nine Months Ended
	October 31,		October 31,
	2008	2007	2008	2007
	(Unaudited)		(Unaudited)

GAAP cost of license and other revenue	$50.3	$49.7	$163.5	$149.8
SFAS 123R stock-based compensation expense	(1.0)	(2.1)	(3.1)	(3.8)
Amortization of developed technology	(6.4)	(3.1)	(15.2)	(7.3)
Employee tax reimbursements related to stock option review	-	-	-	(1.1)
Non-GAAP cost of license and other revenue	$42.9	$44.5	$145.2	$137.6

GAAP gross margin	$554.4	$486.8	$1,655.4	$1,416.7
SFAS 123R stock-based compensation expense	1.0	2.1	3.1	3.8
Amortization of developed technology	6.4	3.1	15.2	7.3
Employee tax reimbursements related to stock option review	-	-	-	1.1
Non-GAAP gross margin	$561.8	$492.0	$1,673.7	$1,428.9

GAAP marketing and sales	$225.5	$208.9	$678.2	$600.1
SFAS 123R stock-based compensation expense	(10.1)	(16.2)	(30.6)	(31.3)
Employee tax reimbursements related to stock option review	-	-	-	(4.8)
Non-GAAP marketing and sales	$215.4	$192.7	$647.6	$564.0

GAAP research and development	$135.2	$123.2	$432.1	$352.9
SFAS 123R stock-based compensation expense	(7.2)	(12.6)	(23.3)	(23.9)
In-process research and development	(1.2)	(2.5)	(18.0)	(3.6)
Employee tax reimbursements related to stock option review	-	-	-	(4.4)
Non-GAAP research and development	$126.8	$108.1	$390.8	$321.0

GAAP general and administrative	$54.1	$49.1	$166.8	$142.2
SFAS 123R stock-based compensation expense	(4.2)	(6.4)	(13.9)	(14.1)
Amortization of customer relationships and trademarks	(7.2)	(2.3)	(16.5)	(6.2)
Employee tax reimbursements related to stock option review	-	-	-	(1.7)
Non-GAAP general and administrative	$42.7	$40.4	$136.4	$120.2

GAAP operating expenses	$414.8	$381.2	$1,277.1	$1,095.2
SFAS 123R stock-based compensation expense	(21.5)	(35.2)	(67.8)	(69.3)
Employee tax reimbursements related to stock option review	-	-	-	(10.9)
Amortization of customer relationships and trademarks	(7.2)	(2.3)	(16.5)	(6.2)
In-process research and development	(1.2)	(2.5)	(18.0)	(3.6)
Non-GAAP operating expenses	$384.9	$341.2	$1,174.8	$1,005.2

GAAP income from operations	$139.6	$105.6	$378.3	$321.5
SFAS 123R stock-based compensation expense	22.5	37.3	70.9	73.1
Employee tax reimbursements related to stock option review	-	-	-	12.0
Amortization of developed technology	6.4	3.1	15.2	7.3
Amortization of customer relationships and trademarks	7.2	2.3	16.5	6.2
In-process research and development	1.2	2.5	18.0	3.6
Non-GAAP income from operations	$176.9	$150.8	$498.9	$423.7

GAAP interest and other income, net	$(3.4)	$4.4	$9.9	$17.6
Investment impairment	-	4.0	-	4.0
Non-GAAP interest and other income, net	$(3.4)	$8.4	$9.9	$21.6

GAAP provision for income taxes	$(31.7)	$(25.2)	$(99.2)	$(79.4)
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(11.8)	(16.9)	(32.1)	(33.6)
Non-GAAP provision for income taxes	$(43.5)	$(42.1)	$(131.3)	$(113.0)

GAAP net income	$104.5	$84.8	$289.0	$259.7
SFAS 123R stock-based compensation expense	22.5	37.3	70.9	73.1
Employee tax reimbursements related to stock option review	-	-	-	12.0
Investment impairment	-	4.0	-	4.0
Amortization of developed technology	6.4	3.1	15.2	7.3
In-process research and development	1.2	2.5	18.0	3.6
Amortization of customer relationships and trademarks	7.2	2.3	16.5	6.2
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(11.8)	(16.9)	(32.1)	(33.6)
Non-GAAP net income	$130.0	$117.1	$377.5	$332.3

GAAP diluted net income per share	$0.45	$0.35	$1.25	$1.07
SFAS 123R stock-based compensation expense	0.10	0.16	0.31	0.30
Employee tax reimbursements related to stock option review	-	-	-	0.05
Investment impairment	-	0.02	-	0.02
Amortization of developed technology	0.03	0.01	0.06	0.03
In-process research and development	-	0.01	0.07	0.01
Amortization of customer relationships and trademarks	0.03	0.01	0.07	0.02
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.05)	(0.07)	(0.14)	(0.14)
Non-GAAP diluted net income per share	$0.56	$0.49	$1.62	$1.36

GAAP diluted shares used in per share calculation	230.4	239.9	231.2	242.5
Impact of SFAS 123R on diluted shares	-	1.3	0.3	1.3
Non-GAAP diluted shares used in per share calculation	230.4	241.2	231.5	243.8

Other Supplemental Financial Information (1)

Fiscal Year 2009	QTR 1	QTR 2	QTR 3	QTR 4	YTD 2009
Financial Statistics (in millions, except per share data):
Total net revenue	$599	$620	$607		$1,825
License and other revenue	$432	$440	$421		$1,293
Maintenance revenue	$167	$180	$186		$532

Gross Margin - GAAP	90%	90%	91%		90%
Gross Margin - Non-GAAP	91%	91%	93%		92%

GAAP Operating Expenses	$421	$441	$415		$1,277
GAAP Operating Margin	20%	19%	23%		21%
GAAP Net Income	$95	$90	$104		$289
GAAP Diluted Net Income Per Share	$0.41	$0.39	$0.45		$1.25

Non-GAAP Operating Expenses (2)(3)	$394	$396	$385		$1,175
Non-GAAP Operating Margin (2)(4)	25%	28%	29%		27%
Non-GAAP Net Income (2)(5)	$117	$130	$130		$377
Non-GAAP Diluted Net Income Per Share (2)(6)	$0.50	$0.56	$0.56		$1.62

Total Cash and Marketable Securities	$950	$970	$941		$941
Days Sales Outstanding	51	48	44		44
Capital Expenditures	$14	$26	$19		$59
Cash from Operations	$185	$215	$107		$507
GAAP Depreciation and Amortization	$17	$22	$25		$64

Deferred Maintenance Revenue Balance	$474	$488	$433		$433

Revenue by Geography (in millions):
Americas	$191	$203	$216		$610
Europe	$259	$267	$258		$784
Asia/Pacific	$149	$150	$133		$431

Revenue by Segment (in millions):
Platform Solutions and Emerging Business and Other	$278	$270	$269		$817
Architecture, Engineering and Construction	$129	$144	$134		$407
Manufacturing Solutions	$119	$131	$124		$374
Media and Entertainment	$67	$69	$73		$209
Other	$6	$6	$7		$18

Other Revenue Statistics:
% of Total Rev from AutoCAD and AutoCAD LT	41%	35%	35%		37%
% of Total Rev from 3D design products	24%	26%	27%		26%
% of Total Rev from Emerging Economies	17%	18%	19%		18%
Upgrade Revenue (in millions)	$61	$58	$43		$162

Favorable (Unfavorable) Impact of U.S. Dollar Translation Relative to Foreign Currencies Compared to Comparable Prior Year Period (in millions):

FX Impact on Total Net Revenue	$41	$42	$18		$101
FX Impact on Total Operating Expenses	$(14)	$(11)	$(3)		$(28)
FX Impact on Total Net Income	$27	$31	$15		$73

Gross Margin by Segment (in millions):
Platform Solutions and Emerging Business and Other	$263	$255	$257		$775
Architecture, Engineering and Construction	$119	$133	$126		$378
Manufacturing Solutions	$110	$122	$117		$349
Media and Entertainment	$50	$52	$57		$159
Unallocated amounts	$(1)	$(2)	$(3)		$(6)

Common Stock Statistics:
GAAP Shares Outstanding	223,616,000	224,528,000	226,248,000		226,248,000
GAAP Fully Diluted Weighted Average Shares Outstanding	232,607,000	231,078,000	230,364,000		231,164,000
Shares Repurchased	8,001,000	-	-		8,001,000

Installed Base Statistics:
Total AutoCAD-based Installed Base (7)	4,377,000	4,431,000	4,491,000		4,491,000
Total Inventor Installed Base (7)	794,000	817,000	841,000		841,000
Total Maintenance Installed Base	1,587,000	1,644,000	1,696,000		1,696,000

(1)	Totals may not agree with the sum of the components due to rounding.

(2)
To supplement our consolidated financial statements presented on a GAAP basis, Autodesk provides investors with certain non-GAAP measures including non-GAAP net income, non-GAAP net income per share, non-GAAP cost of license and other revenue, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP interest and other income, net and non-GAAP provision for income taxes. These non-GAAP financial measures are adjusted to exclude certain costs, expenses, gains and losses, including stock-based compensation expense, employee tax reimbursements related to our stock option review, litigation expenses, in-process research and development expenses, restructuring expenses, amortization of purchased intangibles, investment impairment and income tax expenses. See our reconciliation of GAAP financial measures to non-GAAP financial measures herein. We believe these exclusions are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future, as well as to facilitate comparisons with our historical operating results. These adjustments to our GAAP results are made with the intent of providing both management and investors a more complete understanding of Autodesk's underlying operational results and trends and our marketplace performance. For example, the non-GAAP results are an indication of our baseline performance before gains, losses or other charges that are considered by management to be outside our core operating results. In addition, these non-GAAP financial measures are among the primary indicators management uses as a basis for our planning and forecasting of future periods.

There are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. Investors should review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures as provided in the tables accompanying this press release.

(3) GAAP Operating Expenses	$421	$441	$415	$1,277
Stock-based compensation expense	(24)	(22)	(21)	(68)
Amortization of customer relationships and trademarks	(3)	(6)	(7)	(17)
In-process research and development	-	(17)	(1)	(18)
Non-GAAP Operating Expenses	$394	$396	$385	$1,175

(4) GAAP Operating Margin	20%	19%	23%	21%
Stock-based compensation expense	4%	4%	4%	4%
Amortization of developed technology	1%	1%	1%	1%
Amortization of customer relationships and trademarks	1%	1%	1%	1%
In-process research and development	0%	3%	0%	1%
Non-GAAP Operating Margin	25%	28%	29%	27%

(5) GAAP Net Income	$95	$90	$104	$289
Stock-based compensation expense	25	23	23	71
Amortization of developed technology	4	5	6	15
Amortization of customer relationships and trademarks	3	6	7	17
In-process research and development	-	17	1	18
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(9)	(11)	(12)	(32)
Non-GAAP Net Income	$117	$130	$130	$377

(6) GAAP Diluted Net Income Per Share	$0.41	$0.39	$0.45	$1.25
Stock-based compensation expense	0.11	0.10	0.10	0.31
Amortization of developed technology	0.01	0.02	0.03	0.06
Amortization of customer relationships and trademarks	0.01	0.03	0.03	0.07
In-process research and development	-	0.07	-	0.07
Income tax effect on difference between GAAP and non-GAAP total costs and expenses at a normalized rate	(0.04)	(0.05)	(0.05)	(0.14)
Non-GAAP Diluted Net Income Per Share	$0.50	$0.56	$0.56	$1.62

(7)	Q2 FY09 Total AutoCAD-based Installed Base and Total Inventor Installed Base amounts have been adjusted to conform to current period presentation.